                                                                     Exhibit 2.4


                              AMENDMENT NO 1  to

                      AUSTRALIAN ASSET PURCHASE AGREEMENT

This Amendment No 1 dated 28 September 2000 is to that certain Asset Purchase Agreement made as of 28 June 2000 between GNB Battery Technologies Limited (ACN 000 023 003), Australian Battery Company (Aust) Pty Ltd (ACN 008 644 497) and Pacific Dunlop Limited (ACN 004 085 330) (collectively "Seller") and Exide Australia Pty Limited (ACN 093 272), ("Buyer") ("The Asset Purchase Agreement"), and is executed by and between Seller and Buyer.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Except as amended hereby, the Asset Purchase Agreement remains in full force and effect. EXCEPT as otherwise defined herein, capitalised terms used in this Amendment No 1 shall have the meanings assigned to them in the Asset Purchase Agreement.

2.  The Asset Purchase Agreement is hereby amended as follows:

     2.1 by deleting from Section 1.1 the existing definition of "Receivables" and replacing it with the following:

          "Receivables" has the meaning specified in Section 2.1(d)";

     2.2 by deleting the existing Section 2.1(d) and replacing it with the following:

          "(d) Receivables. All notes and trade and other accounts receivable
               -----------
          owed to the Seller exclusively in relation to the Business as the same may exist on the Closing Date.";

     2.3 by deleting in their entirety each of Section 2.2(j), 2.9, 4.2(g) and 4.2(q);

     2.4 by deleting the words "Schedule 3.2" from Section 3.2, and replacing them with the words "Exhibit A": and

     2.5 by deleting in its entirety Exhibit A and replacing it with the following:

                                  "Exhibit A

     ------------------------------------------------------------

     Purchase Price:                             US$42,695,000
     Assumed Liabilities                         US$14,405,000
                                                 -------------
                                      Total      US$57,100,000
                                                 -------------

     ------------------------------------------------------------


                         Allocation to Purchase Assets
     ------------------------------------------------------------

                   Real property                 US$ 7,269,275
              Machinery and Equipment            US$27,053,725
                     Inventory                   US$11,434,385.
                    Receivables                  US$10,154,625
                   Other Assets                  US$ 1,187,990
                                                 -------------
                       Total                       $57,100,000
                                                 -------------
     ------------------------------------------------------------

IN WITNESS WHEREOF, the parties have duly executed this Amendment No 1 on the date first above written.


     GNB Battery Technologies Limited

     By /s/ Martin M Hudson

     Name:   Martin M Hudson
     Title:  Attorney in Fact


     Australian Battery Company (Aust) Pty Ltd

     By /s/ Martin M Hudson

     Name:   Martin M Hudson
     Title:  Attorney in Fact


     Pacific Dunlop Limited

     By /s/ Martin M Hudson

     Name:  Martin M Hudson
     Title: Attorney in Fact


     Exide Australia Pty Limited

     By /s/ David H. Kelly
     Name:  David H. Kelly

     Title: Vice President and Treasurer